                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Acme Metals Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                        [ACME METALS INCORPORATED LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ACME METALS INCORPORATED:

        Notice is hereby given that the 1996 Annual Meeting of Shareholders of Acme Metals Incorporated, a Delaware corporation (the "Company"), will be held at The Sutton Place Hotel, 955 Bay Street, Toronto, Ontario, Canada M5S 2A2, on Thursday, April 25, 1996, at 10:00 a.m., Eastern time, for the purpose of considering and voting on:

       1.   the election of three directors to serve for a three-year term;

       2. the ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1996;

       3. the transaction of such other business as may properly come before the meeting.

        The Board of Directors has determined that only shareholders of record at the close of business on Monday, March 4, 1996, are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

        Whether or not you plan to attend the meeting, please complete the proxy card enclosed and return it promptly in the accompanying postage prepaid envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          /s/ EDWARD P. WEBER, JR.

                                          --------------------------------------
                                          Edward P. Weber, Jr.
                                          Secretary

Riverdale, Illinois
March 26, 1996

                     IMPORTANT -- YOUR PROXY IS ENCLOSED IN
                     THE ENVELOPE CONTAINING THIS MATERIAL

  13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60627-1182; PHONE 708-849-2500

                            ACME METALS INCORPORATED

            13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60627-1182

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Acme Metals Incorporated, a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), for the Annual Meeting of Shareholders of the Company to be held on April 25, 1996 (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Meeting.

    The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone and by certain executive officers or regular employees of the Company, none of whom will receive any compensation therefor in addition to their regular remuneration. The Company will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, but not individual holders of record, by personal interview, telephone, telegram or mail. The Company will pay Morrow & Co., Inc. fees not to exceed $5,500 and will reimburse such organization for certain expenses incurred by it.

    The Notice of Meeting, this proxy statement, form of proxy card and Annual Report/Form 10-K for 1995 are being mailed on or about March 26, 1996 to each shareholder of the Company at such holder's address of record.

    Unless otherwise indicated, information furnished in this proxy statement prior to May 25, 1992 is for Acme Steel Company and after May 25, 1992 is for Acme Metals Incorporated. The Securities and Exchange Commission has determined that for reporting purposes Acme Metals Incorporated is the successor to Acme Steel Company.

                             VOTING AT THE MEETING

    The Board of Directors has fixed the close of business on March 4, 1996 as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. At the record date, there were 11,584,877 shares of Common Stock outstanding and entitled to vote on all matters to be acted upon at the meeting.

    Under Delaware law and the Company's Restated Certificate of Incorporation, for each share of Common Stock held, each shareholder is entitled to cast one vote for each nominee for each of the three directorships to be filled. On other matters, each shareholder is entitled to cast one vote for each share of Common Stock held. The three nominees for director receiving the highest number of votes cast will be elected whether or not any of them receive the vote of a majority of the shares represented at the meeting. Approval of Proposal No. 2 addressing ratification of the selection of independent accountants, described herein, will require the affirmative vote of the majority of the shares of Common Stock represented at the meeting. Representation in person or by proxy of a majority of the outstanding shares entitled to vote is required for a quorum at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to shareholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    Shares of Common Stock represented by properly executed proxies, if such proxies are received at or prior to the Annual Meeting, and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted FOR the election of the Board of Directors' nominees and FOR ratification of the selection of Price Waterhouse LLP as independent accountants. Any proxy may be revoked at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of the Company of a written revocation, or by voting by ballot at the Annual Meeting.

    The Company's 1995 Annual Report/Form 10-K is being mailed to shareholders on or before the date of mailing of this proxy statement. The Annual Report/Form 10-K contains financial and other information about the Company, but the Annual Report/Form 10-K is not incorporated in this proxy statement and is not to be deemed a part of the proxy soliciting material.

    The Notice of Meeting, this proxy statement and a voting instruction card are being mailed to eligible participants in the Company's Salaried Employees' Retirement Savings Plan, the Company's Employee Stock Ownership Plan and the Alpha Tube Corporation Employees' 401(k) Retirement Plan. Vanguard Fiduciary Trust Company, Trustee for the plans, as the shareholder of record of the shares of Common Stock held in the plans, will vote the shares in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this proxy statement.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

    The Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not fewer than three nor more than fifteen directors, as may be fixed by the Board of Directors from time to time. The directors are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At each Annual Meeting successors to the class of directors whose term expires at that Annual Meeting are elected for a three-year term. Shareholders may only vote their shares for the number of nominees named in this proxy statement.

    There are currently twelve directors: five Class I directors whose terms expire in 1996 (Messrs. Gauthier, McCall, Sutherland, Wilson and Dr. O'Cleireacain), three Class II directors whose terms expire in 1997 (Messrs. Bennett, Laidlaw and LePage), and four Class III directors whose terms expire in 1998 (Messrs. Jordan, MacDonald, Marsden and Sovey).

    Messrs. Gauthier and McCall will retire at the Annual Meeting and Dr. O'Cleireacain will not be standing for re-election. The Board of Directors and the Company have greatly benefited from the counsel, guidance and experience of Messrs. Gauthier and McCall and Dr. O'Cleireacain and are grateful for their contributions. The Board of Directors has fixed the number of directors following the Annual Meeting at ten.

    Should all directors be elected as proposed, the number and classes of directors would be three Class I directors with terms expiring in 1999, three Class II directors with terms expiring in 1997, and four Class III directors with terms expiring in 1998. This will balance the number of directors within each class as equally as possible as is required in the By-Laws.

    The three persons listed below as nominees to be elected as Class I directors, will serve for the term indicated and until their respective successors shall be elected and qualified. L. Frederick Sutherland and William
R. Wilson are currently serving as directors of the Company; Allan L. Rayfield has been nominated by the Board of Directors to stand for election. Each nominee has consented to being named in this proxy statement and to serve if elected. In the event of the inability of any one or more of the nominees to stand for election, which is not anticipated, the Board of Directors has authorized Messrs. Stephen D. Bennett, Edward P. Weber, Jr. and Jerry F. Williams ("Proxies"), in the exercise of their discretion, to nominate and vote for a substitute nominee or nominees, or in lieu thereof, the Board of Directors may reduce the number of directors in accordance with the By-Laws of the Company.

    At the time of the Reorganization in 1992, the directors of Acme Steel Company became directors of the Company. Each incumbent director's term of office remained the same as it had been with Acme Steel Company. The term of office indicated below includes the term of office with Acme Steel Company, if applicable.

    Information regarding the nominees and other directors whose terms are not expiring at the Annual Meeting is set forth below. There are no marriage, blood or adopted relationships among the individuals. Each director has served continuously since he was first elected.

     NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 1999

[PHOTO]                ALLAN L. RAYFIELD
                       Age: 60
                       Nominee for Director

                       Chief Executive Officer and Director of M/A Com, Inc. (microwave manufacturer) November 1993 to December 1994; President, Chief Operating Officer and Director of M/A Com, Inc. March 1991 to November 1993; Chairman of the Board and Chief Executive Officer of International Telecharge Inc. (telecommunications operator service company) April 1990 to March 1991. He is a director of Parker Hannifin Corporation.

[PHOTO]                L. FREDERICK SUTHERLAND
                       Age: 44
                       Director since January 1995
                       Member: Compensation, Finance and Nominating Committees

                       President of Uniform Services Group of ARAMARK Corporation (diversified services management company) April 1, 1993 to present; Senior Vice President, Finance of ARAMARK Corporation February 1991 to April 1993 and Vice President of Corporate Finance and Development of ARAMARK Corporation August 1988 to February 1991.

[PHOTO]                WILLIAM R. WILSON
                       Age: 68
                       Director since July 1992
                       Member: Audit Review, Compensation and Nominating Committees

                       Retired Chairman and Chief Executive Officer of Lukens Inc. (manufacture and sale of plate steel and stainless steel products) since December 1991; Chairman and Chief Executive Officer of Lukens Inc. April 1981 to December 1991. He is a director of Columbia Gas System, Inc. and Provident Mutual Life Insurance Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THREE (3) NOMINEES AS CLASS I DIRECTORS OF THE COMPANY WHICH IS PRESENTED AS PROPOSAL NO. 1.

      CLASS II DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1997

[PHOTO]                STEPHEN D. BENNETT
                       Age: 47
                       Director since January 1993
                       Member: Executive and Finance Committees

                       President and Chief Operating Officer of the Company since January 1, 1993 and Group Vice President of the Company May 25, 1992 to December 31, 1992; Group Vice President of Acme Steel Company January 1992 to May 1992 and Vice President-Operations June 1990 to December 1991; General Manager of Fairfield Works, USS Division of USX Corporation (domestic integrated steel producer) December 1987 to May 1990.

[PHOTO]                ANDREW R. LAIDLAW
                       Age: 49
                       Director since May 1987
                       Member: Audit Review (Chairman), Executive and Nominating Committees

                       Chairman of the Executive Committee or Partner at the firm of Seyfarth, Shaw, Fairweather & Geraldson (law firm) since 1978.

[PHOTO]                FRANK A. LEPAGE
                       Age: 68
                       Director since May 1987
                       Member: Compensation (Chairman), Finance and Nominating Committees

                       Retired Director and Executive Vice President of The Firestone Tire & Rubber Company (manufacturer of tires and related products) since 1982. He is a director of Parker-Hannifin Corporation.

      CLASS III DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1998

[PHOTO]                EDWARD G. JORDAN
                       Age: 66
                       Director since July 1988
                       Member: Audit Review, Finance (Chairman) and Nominating Committees

                       Private Investor 1989 to present; Consultant to the Board of Trustees of The American College (private, accredited, nontraditional college specializing in financial services and insurance education) during 1988 and President and Chief Executive Officer of The American College 1982 to 1987. He is a director of ARAMARK Corporation.

    CLASS III DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1998 -- CONTINUED
[PHOTO]                REYNOLD C. MACDONALD
                       Age: 77
                       Director since June 1986
                       Member: Audit Review, Executive, Finance and Nominating Committees

                       Retired Chairman of the Board of Acme Steel Company since May 1992; Chairman of the Board of Acme Steel Company June 1986 to May 1992. He is a director of ARAMARK Corporation and Kaiser Ventures Inc.

[PHOTO]                BRIAN W. H. MARSDEN
                       Age: 64
                       Director since June 1986
                       Member: Executive (Chairman) and Finance Committees

                       Chairman and Chief Executive Officer of the Company since January 1, 1993; Chairman, President and Chief Executive Officer of the Company May 25, 1992 to December 31, 1992; President and Chief Executive Officer of Acme Steel Company June 1986 to May 1992.

[PHOTO]                WILLIAM P. SOVEY
                       Age: 62
                       Director since June 1991
                       Member: Compensation, Executive, Finance and Nominating (Chairman) Committees

                       Vice Chairman and Chief Executive Officer of Newell Co. (manufacturing and marketing company for high volume hardware and housewares, office and industrial products) since 1992; President and Chief Operating Officer of Newell Co. 1986 to 1992. He is a director of Teco Energy, Inc.

BOARD OF DIRECTORS' AND COMMITTEE MEETINGS

    The  Board  of  Directors  has an  Audit  Review  Committee,  a Compensation
Committee, an Executive Committee, a Finance Committee and a Nominating Committee. During the fiscal year ended December 31, 1995 there were nine Board of Directors meetings, two Audit Review Committee meetings, two Compensation Committee meetings, three Finance Committee meetings and four Nominating Committee meetings. The Executive Committee did not meet. In the 1995 fiscal year each director was present for at least 75% of the combined number of meetings of the Board of Directors and Committees on which each director served. The members of the Committees are identified above.

COMMITTEES

    The Audit Review Committee is charged with the duties of recommending to the Board of Directors the appointment of independent accountants, meeting periodically with the independent accountants and internal auditors to review the adequacy of internal controls and financial reporting, reviewing financial statements, and reviewing, appraising, and reporting to the Board of Directors on accounting and reporting practices, the internal control system and the audit effort by both the independent accountants and internal auditors.

    The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all salaries and benefits relating to officers of the Company and its subsidiaries and certain highly compensated employees, reviews and makes recommendations regarding the Company's benefit plans, and administers certain benefit plans.

    The Executive Committee may exercise all of the powers of the Board of Directors with reference to the conduct of the business and affairs of the Company in the interim between meetings of the Board of Directors.

    The Finance Committee reviews and makes recommendations to the Board of Directors with respect to allocation of resources for capital expenditures, dividend policy, capitalization of the Company, major debt and equity financing transactions, financial aspects of major acquisitions or dispositions of businesses or assets by the Company and investment policies of pension funds established for the benefit of employees of the Company and its subsidiaries.

    The Nominating Committee reviews and makes recommendations to the Board of Directors regarding criteria for membership on the Board of Directors, the number of members of the Board of Directors, reviews nominees for membership to the Board of Directors, makes recommendations to the Board of Directors with respect to the Company's policies on the level of compensation of members of the Board of Directors and the retention and retirement of directors who are not officers of the Company. Shareholders desiring to recommend nominees for consideration by the Nominating Committee should submit, together with appropriate biographical information, a statement of the nominee's qualifications and consent to the Secretary of the Company, 13500 South Perry Avenue, Riverdale, Illinois 60627-1182. Such information must be received by the Secretary of the Company not less than 120 days prior to the Annual Meeting of Shareholders.

DIRECTORS' COMPENSATION

    Directors who are not also officers of the Company are currently paid an annual directors' fee of $18,000 and a fee of $1,000 for attending a meeting of the Board of Directors and a fee of $1,000 for attending a meeting of a committee of the Board of Directors, whether or not more than one meeting is held on the same day. The Chairmen of the Audit Review, Compensation, Finance and Nominating Committees are paid an additional annual fee of $2,000. The Company provides accidental death and dismemberment insurance for all outside directors while on the business of the Company. All directors are reimbursed for expenses incurred in connection with Board of Directors' and Committee meetings.

    In addition to the remuneration above, the Company paid fees not material in amount for services rendered by certain outside directors outside the scope of normal Board of Directors' and Committee meetings.

    Mr. MacDonald entered into an agreement with the Company effective June 1, 1992 to provide consulting services for a three-year period through May 31, 1995; this agreement was renewed for an additional two-year period, through May 31, 1997, upon the same terms and conditions contained in the original agreement. Mr. MacDonald is paid an annual fee of $50,000 in addition to any payments to which he may be entitled as a non-employee director of the Company. Under the terms of the contract, he is furnished with an office, secretarial and certain other business office services which amounted to approximately $40,000 in 1995.

    In 1992 the Company adopted the Acme Metals Incorporated Non-Employee Directors Retirement Plan (the "Directors Retirement Plan") which provides for benefits to directors who are not employees of the Company and who retire from the Board of Directors after attaining 65 years of age. Four years of service as a non-employee director is required to be eligible for a minimum retirement benefit of 40% of the annual retainer in effect at the date of retirement. The benefit increases 10% for each additional year of service to a maximum of 100% of the annual retainer in effect at the date of retirement. The Directors Retirement Plan is an unfunded non-qualified plan and all benefits will be paid out of current earnings. No benefits are payable to the spouse or dependents of a retired director.

    Under the Company's Non-Employee Directors' Stock Compensation Plan (the "Stock Compensation Plan") adopted January 27, 1995 and administered by the Nominating Committee of the Board of Directors, 50% of the annual retainer payable to non-employee directors for 1995 was paid in shares of the Company's Common Stock. In accordance with the terms of and the formula in the Stock Compensation Plan, each non-employee director of the Company received 490 shares of Common Stock on January 27, 1995. Non-employee directors are entitled to dividends, as and if declared, and have full voting rights on the shares issued under the Stock Compensation Plan. No shares under the Stock Compensation Plan may be assigned, sold, transferred, pledged or otherwise encumbered for a period of two years after the issue date (including any stock dividend), unless a non-employee director ceases to serve on the Board of Directors by reason of death, disability or retirement, in which case the restrictions cease immediately. On October 24, 1995, the Nominating Committee recommended to the Board of Directors, and the Board of Directors approved, the termination of the Stock Compensation Plan.

                     [This Space Intentionally Left Blank]

                               SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

    As of March 4, 1996, the following entities were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                               NUMBER OF SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED (1)         CLASS (2)
-------------------------------------------------------------  --------------------  ------------

Mackenzie Financial Corporation .............................          1,702,700(3)        14.7%
 Suite 805
 150 Bloor Street West
 Toronto, Ontario M5S 3B5

Goodman & Company Ltd. ......................................            788,100(4)         6.8%
 Scotia Plaza
 40 King Street West
 Toronto, Ontario M5H 4A9

------------------------

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3) The number of shares of Common Stock beneficially owned was determined by a review of Amendment Number One to the Schedule 13G filed with the Securities and Exchange Commission which states that Mackenzie Financial Corporation has sole voting and dispositive power for all of the shares reported.

(4) The number of shares of Common Stock beneficially owned was determined by a review of a Schedule 13D filed with the Securities and Exchange Commission which states that Goodman & Company Ltd. has sole voting and dispositive power for all of the shares reported.

OFFICERS AND DIRECTORS

    The following table sets forth as of March 4, 1996 information with respect to beneficial ownership of the Company's Common Stock by all directors and nominees, each of the executive officers named in "Executive Compensation" below, and all directors and executive officers as a group.

                                                                                                          PERCENT
                                                            AMOUNT AND NATURE OF                           OF
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP (1)                        CLASS (2)
-----------------------------------------------------  ------------------------------                     -----
Stephen D. Bennett...................................    48,341(3)                                           *
C. J. Gauthier.......................................     2,663                                              *
Edward G. Jordan.....................................     1,490                                              *
Andrew R. Laidlaw....................................     1,490                                              *
Frank A. LePage......................................     2,990                                              *
Reynold C. MacDonald.................................    51,000                                              *
Brian W. H. Marsden..................................   167,518(4)                                         1.4%
Julien L. McCall.....................................     1,490                                              *
Carol O'Cleireacain..................................     1,040                                              *
Allan L. Rayfield....................................         0                                              *
Gerald J. Shope......................................    18,669(5)                                           *
William P. Sovey.....................................     1,490                                              *
Richard J. Stefan....................................    42,605(6)                                           *
L. Frederick Sutherland..............................     1,000                                              *
Edward P. Weber, Jr..................................    40,821(7)                                           *
Jerry F. Williams....................................    66,494(8)                                           *
William R. Wilson....................................     1,490                                              *
All directors and executive officers as a group, 19
 persons.............................................   458,346(3)(4)(5)(6)(7)(8)(9)                       3.9%

------------------------
 *  Less than 1% of class

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934.

(3) Includes 34,400 shares which are not now owned but could be acquired by exercise of stock options, 4,700 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 2,704 shares held by the trustee of the Company's Employee Stock Ownership Plan ("ESOP") which are attributable to Mr. Bennett's account.

(4) Includes 96,800 shares which are not now owned but could be acquired by exercise of stock options, 2,800 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 2,500 shares owned by a family member to which Mr. Marsden disclaims beneficial ownership, and 4,629 shares held by the trustee of the ESOP which are attributable to Mr. Marsden's account.

(5) Includes 11,750 shares which are not now owned but could be acquired by exercise of stock options, 200 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 2,290 shares held by the trustee of the ESOP which are attributable to Mr. Shope's account and 4,301 shares held by the trustee of the Company's Salaried Employees' Retirement Savings Plan ("SERSP") which are attributable to Mr. Shope's account.

(6) Includes 31,550 shares which are not now owned but could be acquired by exercise of stock options. Mr. Stefan retired from the Company on March 31, 1995.

(7) Includes 29,650 shares which are not now owned but could be acquired by exercise of stock options, 3,150 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 100 shares held by family members, and 3,171 shares held by the trustee of the ESOP which are attributable to Mr. Weber's account.

(8) Includes 37,250 shares which are not now owned but could be acquired by exercise of stock options, 3,400 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, 13,063 shares held by the trustee of the SERSP which are attributable to Mr. Williams' account, and 3,782 shares held by the trustee of the ESOP which are attributable to Mr. Williams' account.

(9) Includes 750 shares which are not now owned but could be acquired by exercise of stock options, 400 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition and a total of 3,929 shares held by the trustee of the SERSP and a total of 1,876 shares held by the trustee of the ESOP which are attributable to the accounts of two executive officers who are not named in "Executive Compensation" below.

OTHER PRINCIPAL HOLDER OF VOTING SECURITIES

    On March 4, 1996, Vanguard Fiduciary Trust Company, Trustee for the Company's Salaried Employees' Retirement Savings Plan, the Company's Employee Stock Ownership Plan, and the Alpha Tube Corporation Employees' 401(k)
Retirement Plan, held 1,119,454 shares, or 9.7%, of Common Stock then outstanding. Shares held by the Trustee on account of each of the participating employees will be voted by the Trustee in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this proxy statement.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareowners are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 filed.

    Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 4 or 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities in the fiscal years 1993, 1994 and 1995. The information for Mr. Stefan, who retired from the Company on March 31, 1995, is included because he would have been in the group of four other most highly compensated executive officers had he served for the entire fiscal year 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                 --------------------------------------
                                                                                                 AWARDS
                                                     ANNUAL COMPENSATION         --------------------------------------
                                                ------------------------------   RESTRICTED   SECURITIES
                                                                  OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                                SALARY    BONUS   COMPENSATION     AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR    ($)      ($)        ($)          ($)(2)        (#)          ($)(3)
----------------------------------------  ----  -------  -------  ------------   ----------   ----------   ------------
Brian W. H. Marsden ....................  1995  430,000  172,000           (1)     45,938       15,000        66,220
 Chairman and Chief Executive Officer     1994  400,000  240,000           (1)          0       15,000        64,300
                                          1993  380,000  228,000           (1)     34,500       15,000        44,650

Stephen D. Bennett .....................  1995  275,000   82,500           (1)     45,938       10,000        39,325
 President and Chief Operating Officer    1994  250,000  112,500     37,650(4)     34,875       10,000        35,861
                                          1993  210,000   94,500     32,812        25,875       10,000        24,675

Gerald J. Shope (5) ....................  1995  114,000   31,100           (1)          0        4,000        15,961
 Vice President-Human Resources           1994  103,000   38,600           (1)          0        2,500        15,290
                                          1993   96,000   36,000           (1)      8,063        2,500        14,630

Richard J. Stefan (6) ..................  1995   35,250   10,600           (1)          0            0         3,548
 Vice President-Employee Relations        1994  141,000   63,500           (1)          0        4,000        21,680
                                          1993  135,000   60,800           (1)     17,250        4,000        15,862

Edward P. Weber, Jr. ...................  1995  153,000   45,900           (1)     45,938        5,000        21,879
 Vice President, General Counsel and      1994  142,000   63,900           (1)     23,250        4,000        21,820
 Secretary                                1993  136,000   61,200           (1)     17,250        4,000        15,980

Jerry F. Williams ......................  1995  187,000   56,100           (1)     45,938        5,000        26,741
 Vice President-Finance and               1994  178,000   80,100           (1)     27,900        5,000        26,951
 Administration and Chief Financial       1993  170,000   76,500           (1)     20,700        5,000        19,975
 Officer

------------------------
(1) The dollar value of perquisites and other personal benefits for such executive officers was less than the established reporting thresholds.

(2) Values of restricted stock awards in the Summary Compensation Table are based on the closing price on the date of grant. The total number and value of the aggregate restricted shares at December 31, 1995, based on $14.375, the average of the high and low prices of the Common Stock on the NASDAQ Over-the-Counter Markets, National Market Issues, as reported in The WALL STREET JOURNAL on that date, were as follows: Mr. Marsden, 2,800 shares, value $40,250.00; Mr. Bennett, 4,700 shares, value $67,562.50; Mr. Shope, 200 shares, value $2,875.00; Mr. Weber, 3,150 shares, value $45,281.25; and
    Mr. Williams, 3,400 shares, value $48,875.00. Dividends are payable on restricted shares.

    The vesting schedule for stock awards granted on January 27, 1995 is 20% of the shares granted on July 28, 1995, 1996, 1997, 1998 and 1999. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, 2,500 granted in installments of 500 each; Mr. Bennett, 2,500 shares granted in installments of 500 each; Mr. Shope, none; Mr. Weber, 2,500 shares granted in installments of 500 each; Mr. Williams 2,500 shares granted in installments of 500 each.

    The vesting schedule for stock awards granted on January 29, 1994 is 20% of the shares granted on July 30, 1994, 1995, 1996, 1997 and 1998. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, none; Mr. Bennett, 1,500 shares granted in installments of 300 shares each; Mr. Shope, none; Mr. Weber, 1,000 shares granted in installments of 200 shares each; Mr. Williams, 1,200 shares granted in installments of 240 shares each.

    The vesting schedule for stock awards granted on January 26, 1993 is 20% of the shares granted on July 27, 1993, 1994, 1995, 1996 and 1997. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, 2,000 shares granted in installments of 400 shares each; Mr. Bennett, 1,500 shares granted in installments of 300 shares each; Mr. Shope, none; Mr. Weber, 1,000 shares granted in installments of 200 shares each; Mr. Williams, 1,200 shares granted in installments of 240 shares each.

    The vesting schedule for the stock awards granted to Mr. Shope on February 12, 1993 is 100 shares on each August 13th from 1993 through 1997 for a total grant of 500 shares.

(3) Amounts in this column are Company contributions to the SERSP and ESOP, which are defined contribution plans, based on amounts earned by such executive officers during 1995.

(4) The amount reported for Mr. Bennett includes $25,219 for country club fees and dues which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Bennett and $12,431 for automobile expenses.

(5) Mr. Shope became an executive officer of the Company on April 1, 1995. From January through March of 1995 and during 1994 and 1993 he was an officer of a subsidiary of the Company.

(6) Mr. Stefan retired from the Company on March 31, 1995. The stock awards granted to him on July 27, 1993 became fully vested on the date of his retirement pursuant to the terms of the Company's 1986 Stock Incentive Program.

STOCK OPTION GRANTS IN 1995

    The following table sets forth certain information relating to options to purchase Common Stock granted in the fiscal year 1995 to the six individuals named in the Summary Compensation Table.

                                        OPTION GRANTS IN LAST FISCAL YEAR (1)
                                              INDIVIDUAL GRANTS IN 1995
                              ---------------------------------------------------------
                                NUMBER OF                                                 POTENTIAL REALIZABLE VALUE
                               SECURITIES      PERCENT OF                                 AT ASSUMED ANNUAL RATE OF
                               UNDERLYING     TOTAL OPTIONS    EXERCISE OR               STOCK PRICE APPRECIATION FOR
                                 OPTIONS       GRANTED TO      BASE PRICE                      OPTION TERM (5)
                               GRANTED (2)    EMPLOYEES IN    PER SHARE (4)  EXPIRATION  ----------------------------
NAME                               (#)       FISCAL YEAR (3)     ($/SH)         DATE        5% ($)         10% ($)
----------------------------  -------------  ---------------  -------------  ----------  -------------  -------------
All Shareholders (6)........                                                              125,612,739    318,327,344

B. W. H. Marsden............       15,000          13.82%       $   17.25     5/25/05         162,726        412,381

S. D. Bennett...............       10,000           9.22%       $   17.25     5/25/05         108,484        274,921

G. J. Shope.................        4,000           3.69%       $   17.25     5/25/05          43,394        109,968

R. J. Stefan................            0          N/A             N/A          N/A           N/A            N/A

E. P. Weber, Jr.............        5,000           4.61%       $   17.25     5/25/05          54,242        137,460

J. F. Williams..............        5,000           4.61%       $   17.25     5/25/05          54,242        137,460

Named Executive Officers'
 Gains as a % of All
 Shareholders' Gains (7)....                                                                     .337%          .337%

--------------------------
(1) Stock Appreciation Rights were not granted during fiscal 1995.

(2) All options were granted on May 25, 1995. One-half of the options become exercisable on May 25, 1996 and one-half become exercisable on May 25, 1997 unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, disability or a change in control as defined in the Grant of Stock Option agreement. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(3) Based on 108,500 options granted to all employees during fiscal 1995.

(4) Exercise price is the market value per share on the date of grant, determined by calculating the average of the high and low prices of the Common Stock on the NASDAQ Over-the-Counter Markets, National Market Issues, as reported in THE WALL STREET JOURNAL for the date of grant.

(5) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 11,578,884 outstanding shares -- the number of shares outstanding on the date of grant. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and are NOT intended to forecast future appreciation of the common stock. As an alternative to the assumed potential realizable values stated in the 5% and 10% Columns, SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferrable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company does not believe there is a reliable method of computing the present value of such stock options.

(6) All Shareholders is shown for comparison purposes only. The potential realizable value illustrates the gains all shareholders could realize assuming a hypothetical ten-year option granted at $17.25 per share on May 25, 1995 if the share price of the Common Stock increases at the assumed annual rates shown in the table. There can be NO assurance that the Common Stock will perform at the assumed annual rates shown in the table. The Company will neither make nor endorse any predictions as to future stock performance.

(7) This analysis illustrates the proportion of named executive officers' gains as a percent of all shareholders' gains under the above assumptions.

AGGREGATED OPTION EXERCISES IN 1995 AND FISCAL YEAR END OPTION VALUES

    The following table sets forth certain information concerning the exercise of options in 1995 to purchase Common Stock by the six individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        FISCAL YEAR END OPTION VALUE (1)

                                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                                    UNDERLYING UNEXERCISED         THE-MONEY OPTIONS AT
                                                                      OPTIONS AT 12/31/95              12/31/95 (2)
                                     SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
                                       ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                                       (#)           ($)          (#)            (#)            ($)            ($)
-----------------------------------  ---------------   --------   -----------   -------------   -----------   -------------

Brian W. H. Marsden................          0           N/A        106,800        22,500         86,406.25          0

Stephen D. Bennett.................          0           N/A         34,400        15,000          6,012.50          0

Gerald J. Shope....................          0           N/A         11,750         5,250          6,000.00          0

Richard J. Stefan..................          0           N/A         31,550             0         23,581.25          0

Edward P. Weber, Jr................          0           N/A         29,650         7,000         23,581.25          0

Jerry F. Williams..................          0           N/A         37,250         7,500         29,462.50          0

------------------------
(1) No Stock Appreciation Rights have been granted by the Company.

(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, $14.375, minus the exercise price. Options granted in 1987, 1988, 1989, 1990, 1992, 1993, 1994 and 1995 were not in-the-money at fiscal year end.

DEFINED BENEFIT PLAN

                            ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL EARNINGS              PAYABLE
   FOR THE 5 HIGHEST        BASED ON YEARS OF SERVICE
12-MONTH PERIODS DURING             INDICATED
THE LAST 10 CONSECUTIVE  -------------------------------
   12-MONTH PERIODS      15 YEARS   20 YEARS   25 YEARS
-----------------------  ---------  ---------  ---------
       $100,000             13,805     21,680     29,555
       $150,000             25,618     37,430     49,243
       $200,000             37,430     53,180     68,930
       $250,000             49,243     68,930     88,618
       $300,000             61,055     84,680    108,305
       $400,000             84,680    116,180    147,680
       $500,000            108,305    147,680    187,055
       $600,000            131,930    179,180    226,430
       $700,000            155,555    210,680    265,805
       $800,000            179,180    242,180    305,180
       $900,000            202,805    273,680    344,555

    Since May 29, 1986 Acme Steel Company has maintained the "Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees" (the "Consolidated Plan"). Effective July 31, 1994, the Acme Metals Incorporated Salaried Employees' Past Service Pension Plan, the plan which provided benefits to certain employees of the Company, including certain executive officers, was merged into the Consolidated Plan, which became the "Consolidated Pension Plan for Acme Salaried and Hourly Employees." Effective January 1, 1994, the Company adopted the Acme Metals Incorporated Supplemental Benefits Plan (the "Supplemental Benefits Plan") to pay benefits to employees of the Company, which would be payable under the Consolidated Plan, except for the limits imposed under the Internal Revenue Code of 1986 (the "Code"). The Supplemental Benefits Plan is a non-qualified plan for purposes of ERISA and is unfunded.

    The Consolidated Plan provides benefits based on years of credited service with the Company (including prior service with Acme Steel Company) through December 31, 1981 and average annual earnings for the five highest twelve-month periods during the ten consecutive twelve-month periods preceding retirement. The Company and Mr. Marsden are parties to the Deferred Compensation Agreement which entitles Mr. Marsden to a supplemental pension benefit equivalent to ten years of additional credited service under the Consolidated Plan unless (i) his employment with the Company is terminated for "Cause" (as defined in the Deferred Compensation Agreement) or (ii) he engages in "competitive activity" (as defined in the Deferred Compensation Agreement) for the period and under the circumstances provided in that agreement. Corporate funds, rather than pension trust assets, will be used for payment of these supplemental benefits to Mr. Marsden and any pension benefits payable in excess of the maximum amount permitted under the Code. Mr. Marsden was deemed to have approximately 15 years of credited service as of December 31, 1981. Mr. Williams and Mr. Shope have approximately 17 years and 12 years, respectively, of credited service. Mr. Stefan had 22 years of credited service at his retirement on March 31, 1995. Pension benefits payable to Mr. Stefan in excess of the maximum amounts permitted under the Code are and will continue to be provided under the Supplemental Benefits Plan. Any pension benefits to Mr. Williams and Mr. Shope in excess of the maximum amounts permitted under the Code will be provided under the Supplemental Benefits Plan unless either experiences a "Discharge for Cause" (as defined in the Supplemental Benefits Plan). Messrs. Bennett and Weber joined the Company after December 31, 1981 and therefore do not participate in the Consolidated Plan.

    The preceding table is based upon retirement at age 65, a pension payable for the life of the retiree only, and a social security offset of $9,352.00 per year. Different benefits under the Consolidated Plan may be payable for persons whose employment terminates prior to age 65. For purposes of the table, average annual earnings include salaries and bonuses paid or deferred during the twelve-month period.

    The Consolidated Plan provides a transition pension for salaried employees, including certain executive officers, who were employed on December 31, 1981, if the benefit attributable to certain contributions by the Company after December 31, 1981 under the Company's Salaried Employees' Retirement Savings Plan (the "SERSP") is less than the benefit under the Consolidated Plan, which would be attributable to continuous service between January 1, 1982 and the earlier of December 31, 1991 or termination of employment. The amount attributable to such Company contributions from 1982 through 1988 is all Company contributions in excess of 6 1/2 percent of the participant's earnings and from 1989 through 1991 is all Company contributions, for each calendar quarter of continuous service, together with amounts which would have been earned had such contributions been invested and reinvested in the SERSP in the (i) Diversified Investment Fund from January 1, 1982 through August 31, 1995, and (ii) Vanguard Asset Allocation Fund commencing September 1, 1995. In the case of executive officers, earnings are the same for purposes of the SERSP as for purposes of the Consolidated Plan.
Future performance of the Vanguard Asset Allocation Fund, annuity interest rates, and the earnings of participants during the ten years preceding retirement will determine whether or not any transition pension will be payable. Unless a participant becomes entitled to a transition pension, years of credited service after December 31, 1981 will have no effect on any estimated annual pension payable pursuant to the Consolidated Plan.

CHANGE IN CONTROL ARRANGEMENTS

    On May 25, 1992, the Board of Directors adopted the Key Executive Severance Pay Plan (the "Severance Plan") from Acme Steel Company and designated the executive officers of the Company and certain other individuals as participants. A participant may be entitled to severance benefits under the Severance Plan if there is a termination of his employment without cause at any time within three years after a Change in Control of the Company (as defined in the Severance Plan). In addition, following a Change in Control a participant may elect to terminate his employment without loss of severance benefits in certain specified contingencies, including termination of the participant's position as an officer or director; a good faith determination by the participant that as a result of the Change in Control, he is unable to carry out the authorities, powers, functions or duties attached to his position; a significant adverse change in his position, duties or compensation; the failure of a successor to assume the Company's obligations under the Severance Plan; excessive travel requirements or the substantial relocation of his place of work; or, the reorganization, dissolution, liquidation, consolidation or merger of the Company or the sale of a significant portion of its assets.

    Under  the Severance Plan, a Change in Control is deemed to have occurred if
(i) the Company is merged or reorganized into or with, or sells all or substantially all of its assets to, another company in a transaction in which former shareholders of the Company own less than seventy-five percent of the outstanding securities of the surviving or acquiring company after the transaction, (ii) a filing is made with the Securities and Exchange Commission disclosing the beneficial ownership by any person or group of twenty-five percent or more of the voting power of the Company, (iii) during any period of two consecutive years individuals who were directors at the beginning of such period cease to constitute a majority of the Board of Directors without the approval of two-thirds of the remaining members of the Board of Directors, (iv) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (v) any other event, or events, which the Board of Directors shall determine to be a Change in Control.

    A participant who is terminated with rights to severance compensation under the Severance Plan will be entitled to receive in respect of the "Severance Period" (as defined in the Severance Plan), in lieu of further salary payments to the participant, the following: (i) a sum equal to (a) three times the participant's highest annual aggregate base salary in effect at any time within five years prior to the date the "Notice of Termination of Employment" (as defined in the Severance Plan) is given, plus (b) an amount equal to the average compensation paid in the two calendar years prior to the date said Notice is given to the participant under the Company's Executive Incentive Compensation Plan, or any successor plan (provided, however, the participant may elect to receive said sums in thirty-six (36) equal monthly payments, including interest, after the date of said Notice); (ii) for a period of thirty-six (36) months following the date of "Termination of Employment" (as defined in the Severance
Plan), or until a participant's death, if earlier, life, health and accident insurance benefits and other executive benefits the participant was receiving immediately prior to the date of Termination of Employment; (iii) all benefits to which the participant is entitled as a participant under the Salaried Employees' Past Service Pension Plan, the Salaried Employees' Retirement Savings Plan or other plan or agreement relating to retirement benefits; and, (iv) all legal fees and expenses incurred by a participant, if any, as a result of such Termination of Employment or enforcing any right or benefit under the Severance Plan. A letter of credit has been obtained by the Company for the purpose of securing the payment of such legal fees and expenses.

    The net amount payable to any participant under the Severance Plan, taking into account payments under Other Plans, (as defined in the Severance Plan) as appropriate, may not exceed 2.99 times the participant's "base amount" (as defined in Section 280G of the Code), which, generally, is the average of the participant's taxable annual income received from the Company during the five-year period preceding the Change in Control, to avoid the special tax rules applicable to "excess parachute payments" under federal income tax legislation enacted in 1984.

    To protect both the Company and any participant, if the severance compensation under the Severance Plan, either alone or together with other payments to a participant, would constitute "excess parachute payments", as defined in Section 280G of the Code, such severance compensation payment would be reduced to the largest amount as would result in no portion of such payments being disallowed as deductions to the Company under Section 280G of the Code and no portion of such payments subjecting a participant to the excise tax imposed by Section 4999 of the Code. The determination of such reductions will be made, in good faith, by the Company's independent accountants and will be conclusively binding upon the Company and such participant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report is submitted by the Compensation Committee of the Board of Directors to provide the shareholders with an understanding of the Company's executive compensation program.

THE COMMITTEE

    The Committee is composed of six independent non-employee members of the Board of Directors. It is the Committee's responsibility to develop and review the total compensation paid to all executive officers of the Company and its subsidiaries. Annually, it receives recommendations from management and reviews those recommendations with professional outside compensation consultants prior to recommending compensation programs and levels to the full Board of Directors. The Committee held two meetings during the fiscal year ended December 31, 1995. No Committee members have interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION POLICIES AND OBJECTIVES

    The Company's compensation philosophy is to reward its key executives in line with median levels for similar positions in comparable metals or manufacturing industries, with individual base salaries reflecting their scope of responsibilities, impact on Company performance, experience, and proficiency in their position. As such, the Committee's principal objective in developing compensation opportunities is to support this philosophy and the Company's objective of increasing shareholder returns. To achieve these goals, the Committee believes it necessary:

    - To attract, develop, retain and reward those executives who complement the Company's shareholder interest objective in accordance with the Company's compensation philosophy.

    - To provide short-term incentive bonus opportunities based on corporate performance measures evaluated from the annual business plan proactively approved by the Board of Directors, the Committee recommends to the Board of Directors which performance criteria (e.g., return on equity, return on investment, cash flow, operating or sales performance measures, safety or quality performances, etc.), which may change from year to year, shall be used to assess performance and threshold, target and maximum bonus levels are assigned.

    - To provide long-term incentive opportunities in the form of options and awards of shares of common stock via a plan which was approved by the shareholders in 1994 and which is designed to align the interests of the executives with those of the shareholders.

COMPENSATION PROGRAM COMPONENTS

    The particular elements of the compensation program for executive officers are outlined below.

    BASE SALARY -- Base salary opportunities are principally established at the median level of salaries in a peer group of public corporations wherein the Company competes for talent. Annual salary adjustments are recommended by the Committee to the Board of Directors based on the individual's performance against annual objectives, the individual's position within the assigned salary range, the Company's financial results, and peer group increase projections.

    ANNUAL INCENTIVE COMPENSATION -- Prior to the beginning of each year, the Committee adopts, subject to ratification by the Board of Directors, the Executive Incentive Compensation Plan ("EIC") objectives for that year, designates the participants to one of five groups having varying ranges of incentive compensation opportunities, and determines how incentive payments will be calculated. The maximum incentive compensation opportunity for any individual is sixty percent of his base salary for the year in question. In 1995, the corporate performance criteria was Return on Equity. The target Return on Equity level was achieved and each executive officer earned the target EIC payment for the group to which the executive was assigned. Payments in future years will be dependent upon the Company achieving, or exceeding, the performance criteria established in those years. The Committee, subject to ratification by the Board of Directors, reserves the right to amend, suspend or terminate, in whole or in part, any or all provisions of the Plan, provided the same does not result in an increase in the awards made to the Chief Executive Officer or other executive officers.

    LONG-TERM INCENTIVE COMPENSATION -- The Company's 1994 Stock Incentive Program (the "Program") is designed to furnish long-term incentives to executive officers and other key corporate employees to improve corporate profits and shareholder value by providing such persons opportunities to acquire shares of Common Stock pursuant to the grant of stock awards, stock options, stock appreciation rights and/or to receive monetary payments upon terms and conditions adopted by the Committee and ratified by the Board of Directors. Stock awards are generally granted with an earnout period of five years in installments of twenty percent per year in amounts determined by the Committee. The Committee believes this approach to long-term opportunities fosters shareholder value over the long term, since the realization of increased benefit to the executive is based solely on stock price appreciation. Stock options are granted for a term of ten years, currently vest over a two-year period (one-half each year), and are granted with an exercise price equal to the market price on the date of grant as defined in the Program. Stock appreciation rights may be granted in connection with grants of stock options ("Companion Option"). Generally stock appreciation rights relate to the same number of shares of Common Stock covered by the Companion Option and are subject to the same conditions relating to the Companion Option, except for such additional limitations as may be required by the Program or by the Board of Directors. The Committee recommends to the Board of Directors those individuals who will participate annually and the Committee may amend or discontinue the Program at any time, subject to ratification by the Board of Directors.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Chairman and Chief Executive Officer's compensation is also reviewed annually and is compared to other chief executive officers of public corporations, similar in size and character to the Company, by an independent, professional consulting firm. In determining the Chief Executive Officer's salary adjustment in 1995, the Committee took into account the Company's financial performance as compared to other similarly situated companies, his individual contributions and increased responsibilities. The Committee is also influenced by the Chief Executive Officer's experience within the steel industry, his representation of the Company within the industry, and his stature within industry organizations. The Committee believes that it is important to compensate the Chief Executive Officer at an appropriate level within the salary range of his peers in similar businesses of equivalent size and complexity. The Chief Executive's annual base salary was increased to $430,000 in 1995, from $400,000 in 1994.

    In 1995 the Chief Executive Officer was granted options to purchase 15,000 shares of Common Stock at $17.25 per share and in 1994 was granted options to purchase 15,000 shares of Common Stock at $23.875 per share.

LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In 1993, the Internal Revenue Code was amended (I.R.C. Section162(m)) to impose a new limitation, beginning in 1994, on a corporation's ability to deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Covered Executives"). Generally, amounts paid to Covered Executives in excess of the
$1,000,000 limitation are not deductible by the Company, unless such compensation qualifies under I.R.C. Section162(m) and the regulations proposed thereunder, as performance-based compensation.

    The Committee has amended the Company's executive compensation plans in a manner which it believes will qualify certain components of its executive compensation program (1994 Executive Incentive Compensation Plan and 1994 Stock Incentive Program) as performance-based compensation.

SUMMARY

    The Committee believes that the total executive compensation program of the Company is competitive with compensation programs provided by other corporations with which the Company competes. Further, the annual Executive Incentive Compensation Plan and long-term 1994 Stock Incentive Program are directly linked to both the annual financial and operational results of the Company as well the toward the long-term growth of shareholders' value of the Company's shareholders.

    SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS: FRANK A. LEPAGE, CHAIRMAN, C. J. GAUTHIER, JULIEN L. MCCALL, WILLIAM P. SOVEY, L. FREDERICK SUTHERLAND AND WILLIAM R. WILSON.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In the fiscal year 1995, the Company made purchases from ARAMARK Corporation ("ARAMARK") in the amount of $183,259 for food services; Messrs. Jordan and MacDonald are directors and Mr. Sutherland is an executive officer of ARAMARK. The Company paid $188,950 for professional services to Seyfarth, Shaw, Fairweather and Geraldson, a law firm of which Mr. Laidlaw is a partner. These transactions were in the ordinary course of business, at competitive prices and terms and at arm's length. In the opinion of management, the amounts involved have, in no case, been material in relation to the business of the Company or, to the knowledge and belief of management of the Company, to the business of the other organizations or to the individuals concerned.

                     [This Space Intentionally Left Blank]

                               PERFORMANCE GRAPH

    The performance graph below provides an indicator of the cumulative total shareholder returns for the Company for a five-year period as compared with the cumulative total return of the Russell 2000 Index of companies and a group of peer companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                  ACME METALS INCORPORATED, RUSSELL 2000** AND
                            VALUE LINE PEER GROUP***

                                    [CHART]

                                                                       RUSSELL
DATE                                                   ACME METALS      2000      PEER GROUP
-----------------------------------------------------  ------------  -----------  -----------
December 1990........................................   $   100.00    $  100.00    $  100.00
December 1991........................................   $    99.07    $  146.05    $  103.67
December 1992........................................   $    98.26    $  172.96    $   97.81
December 1993........................................   $   133.49    $  205.64    $  194.08
December 1994........................................   $   133.95    $  201.89    $  173.95
December 1995........................................   $   105.68    $  259.31    $  144.43

------------------------
(1) During the second half of fiscal 1994, the Company issued a total of 5,975,000 shares of Common Stock in private placements, thereby more than doubling the number of shares of Common Stock outstanding.

* Assumes $100 invested on December 31, 1990 in Common Stock, Russell 2000, and Value Line Peer Group of companies and assumes the reinvestment of dividends on a quarterly basis.

** The Russell 2000 Index consists of 2,000 companies with a range of capitalization comparable to the Company.

*** The Value  Line Peer  Group consists  of  the companies  in the  Value  Line
    Investment Survey - Steel Group (integrated), and includes Bethlehem Steel Corp., Dofasco, Inc., Inland Steel Industries, Inc., LTV Corp., Stelco Industries Inc., USX-U.S. Steel Group and WHX Corp. These companies are engaged in substantially the same industry and are subject to the same market influences as the Company. There have been no changes in the companies included in the Value Line Peer Group from 1994.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

    The Board of Directors, acting upon the recommendation of its Audit Review Committee, on October 24, 1995 appointed Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 29, 1996.

    The appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1996 is conditioned upon the ratification of such appointment at the Annual Meeting. In the event such appointment is not so approved, the Board of Directors will reconsider its selection of independent accountants. A representative of Price Waterhouse LLP will be present at the meeting and available to respond to questions and will have an opportunity to make a statement if he so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS WHICH IS PRESENTED AS PROPOSAL NO. 2.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders, any shareholder proposal intended to be presented at that meeting must be received by the Company at the address shown on the first page of this proxy statement on or before November 25, 1996.

                                 OTHER BUSINESS

    The Annual Meeting of Shareholders will be held for the transaction of business described above and for the transaction of such other business as may properly come before the meeting. At the date of this proxy statement, the only business which management intends to present, or knows that others will present, is that described in this proxy statement. If other matters properly come before the meeting, the Proxies, in their discretion, are authorized to vote upon such other business as may properly come before the meeting.

                                          By order of the Board of Directors.

                                          /s/ EDWARD P. WEBER, JR.

                                          --------------------------------------
                                          Edward P. Weber, Jr.
                                          SECRETARY

Dated: March 26, 1996

    SHAREHOLDERS WITH QUESTIONS CONCERNING ACME METALS INCORPORATED AND ITS OPERATIONS OR REQUESTING A COPY OF THE COMPANY'S FORM 10-K SHOULD DIRECT INQUIRIES TO C. MARK HUSSEY, DIRECTOR, INVESTOR AND PUBLIC RELATIONS, ACME METALS INCORPORATED, PHONE 708-841-8383, EXT. 2266.

ADMISSION

    If you plan to attend the meeting and are a shareholder of record, please check your proxy card in the space provided for that purpose. We will not be issuing admission cards, but checking the box will pre-register you for the meeting. If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a proxy or letter from them to the meeting to confirm your ownership of shares.

LOCATION AND PARKING

    The Sutton Place Hotel is located at 955 Bay Street, Toronto, Ontario, Canada. The telephone number of the Hotel is 416-924-9221. The meeting will be held in The Royal Sutton Ballrooms A and B on the lobby floor of the Hotel. The Hotel has an attached garage and vouchers will be provided to those attending the meeting who park in the garage.

                          ACME METALS INCORPORATED
                           13500 S. Perry Avenue
                       Riverdale, Illinois 60627-1182
P
R            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X  The undersigned acknowledges receipt of the accompanying Notice of Meeting
Y and 1996 Proxy Statement and hereby appoints Stephen D. Bennett, Edward P. Weber, Jr. and Jerry F. Williams, and each of them, Proxies, with power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Acme Metals Incorporated to be held at The Sutton Place Hotel, 955 Bay Street, Toronto, Ontario, Canada M5S 2A2 on Thursday, April 25, 1996, at 10:00 a.m., eastern time, and at any adjournment or postponements thereof with the same force and effect as the undersigned might or could do if personally present thereat.


                                                Comments: (such as change of address)

Election of Directors (see reverse side)           ----------------------------------
Nominees:
Class I Directors
-----------------                                  ----------------------------------
Allan L. Rayfield
L. Frederick Sutherland
William R. Wilson                                  ----------------------------------
                                                   (If you have written in the above
                                                   space, please mark the corresponding
                                                   box on the reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
APPROPRIATE BOXES,  SEE REVERSE SIDE,  BUT YOU NEED NOT
MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE    SEE REVERSE
BOARD OF DIRECTORS' RECOMMENDATIONS  (SEE ACCOMPANYING          SIDE
PROXY STATEMENT).  THE PROXIES CANNOT VOTE YOUR SHARES
UNLESS YOU SIGN AND RETURN THIS CARD.


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                          FOLD AND DETACH HERE

                                                                      4908

       Please mark your
 /X/   votes as in this
       example.



     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
------------------------------------------------------------------------------

                FOR    WITHHELD                             FOR   AGAINST   ABSTAIN

1. Election of /    /   /    /  2. Approval of independent  /   /   /    /   /    /    3. In the discretion of the Proxies named
   Directors                       accountants                                            herein, upon such other matters as may
   (see reverse)                                                                          properly come before the meeting.


For, except vote withheld from the following nominee(s):



-------------------------------------------------------



                                                                        /     /  Change of  /    /    I plan to attend
                                                                                 address/             the Annual Meeting of
                                                                                 comments             Shareholders
                                                                                 on reverse
                                                                        Note: Please sign exactly as name appears hereon.
                                                                              Joint owners should each sign. When signing
                                                                              as attorney, executor, administrator, trustee
                                                                              or guardian, please give full title as such.

                                                                        The signer hereby revokes all proxies heretofore given
                                                                        by the signer to vote at said meeting or any adjournments
                                                                        thereof.


                                                                        ----------------------------------------------------------

                                                                        ----------------------------------------------------------
                                                                        SIGNATURE(S)                                 DATE


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                              FOLD AND DETACH HERE